HNI Corporation 600 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com News Release For Information Contact: Marshall H. Bridges, Senior Vice President and Chief Financial Officer (563) 272-7400 Jack D. Herring, Treasurer, Director of Finance and Investor Relations (563) 506-9783 HNI CORPORATION ANNOUNCES NEW CHAIRMAN OF BOARD OF DIRECTORS MUSCATINE, Iowa (November 7, 2018) – HNI Corporation (NYSE: HNI) announced today the retirement of Stan A. Askren from its Board of Directors effective December 31, 2018 and the election of Larry B. Porcellato to assume the role of Chairman of its Board of Directors effective January 1, 2019. This transition is part of a long-planned succession process. Mr. Askren retired as President and Chief Executive Officer of HNI Corporation earlier this year. Mr. Porcellato has been a member of HNI’s Board of Directors since 2004 and currently serves as Lead Director. About HNI Corporation HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments. HNI Corporation is a leading global office furniture manufacturer and is the nation's leading manufacturer of hearth products. The Corporation's strong brands have leading positions in their markets. More information can be found on the Corporation's website at www.hnicorp.com. ###